Exhibit 99.1

Allakos Announces Clinical Update and Third Quarter 2018 Financial Results

-- Clinical data expected in early first quarter 2019 --

SAN CARLOS, Calif., November 8, 2018 – Allakos Inc. (NASDAQ:ALLK), a clinical stage biotechnology company focused on the development of antibodies for the treatment of eosinophil and mast cell related diseases, today announced an update to its clinical studies and the financial results for the third quarter ended September 30, 2018.

AK002 Clinical Study Update:

•	Phase 2 chronic urticaria (CU) clinical trial
o

Enrollment has been completed in the open-label, 6-month study in patients with chronic spontaneous urticaria (Xolair naïve and Xolair failures), cholinergic urticaria and dermatographic urticaria. Top-line results from the chronic spontaneous Xolair naïve cohort are expected early in the first quarter of 2019.

o	Top-line results from the remaining cohorts are expected in mid-Q1 2019.

•	Phase 1 indolent systemic mastocytosis (ISM) clinical trial
o	Enrollment has been completed in the open-label, 6-month study in patients with ISM. Top-line results from the multiple ascending dose portion of the trial are expected in mid-Q1 2019.
•	Phase 1 severe allergic conjunctivitis (SAC) clinical trial
o

Enrollment has been completed in the open-label, 6-month study in patients with atopic keratoconjunctivitis, vernal conjunctivitis, and severe perennial allergic conjunctivitis. Top-line results from the trial are expected late in the first quarter, or early in the second quarter, of 2019.

•	Phase 2 eosinophilic gastritis (EG)/eosinophilic gastroenteritis (EGE) clinical trial
o	The randomized, double-blind, placebo-controlled Phase 2 trial with AK002 in patients with EG and EGE is enrolling. Top-line results from the trial are expected in mid-2019.

Recent Events:

•

Completed initial public offering: The Company closed an initial public offering (IPO) and concurrent private placement in July 2018, issuing 8,453,332 shares of common stock at an offering price of $18.00 per share. Aggregate cash proceeds received from the IPO and concurrent private placement were approximately $138.4 million, net of underwriting discounts, commissions and offering expenses.

Third Quarter 2018 Financial Results:

Research and development expenses were $8.7 million in the third quarter of 2018 as compared to $5.3 million in the same period in 2017. The increase in research and development expenses was primarily related to an increase in consulting and personnel-related costs, as well as contract research and development activities related to the continued advancement of AK002, the Company’s lead antibody.

General and administrative expenses were $3.3 million in the third quarter of 2018 as compared to $0.9 million in the same period in 2017. The increase in general and administrative expenses was primarily attributable to an increase in personnel-related costs as a result of the Company’s increase in employee headcount, as well as incremental expense incurred from outside professional service providers for legal, information technology, and investor relations activities in support of the Company’s completed IPO and concurrent private placement.

Allakos reported a net loss of $11.1 million in the third quarter of 2018 as compared to $5.9 million in the same period in 2017, an increase of $5.2 million. Net loss per basic and diluted share was $0.34 for the third quarter of 2018 compared to $3.60 in the same period in 2017.

Allakos ended the third quarter of 2018 with $193.5 million in cash, cash equivalents and marketable securities.

About Allakos
Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, AK002, targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. AK002 has completed two Phase 1 trials, one in healthy volunteers and a single ascending dose trial in patients with indolent systemic mastocytosis. AK002 demonstrated pharmacodynamic activity in both trials and in the trial involving patients with indolent systemic mastocytosis, patients reported improvements in their symptoms. AK002 is being tested in a double-blind, placebo-controlled Phase 2 trial for the treatment of eosinophilic gastritis and eosinophilic gastroenteritis. In addition, Allakos is conducting multiple-dose trials with AK002 in chronic urticaria, indolent systemic mastocytosis, and severe allergic conjunctivitis. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the timing of top-line results from Allakos’ ongoing clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ early stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize AK002, its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond AK002; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ Registration Statement on Form S-1 that is on file with the Securities and Exchange Commission (“SEC”) and the prospectus dated July 18, 2018 relating to its initial public offering of common stock, Allakos’ Form 10-Q filed with the SEC on November 8, 2018, and Allakos’ future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, COO, CFO	Denise Powell
ir@allakos.com	denise@redhousecomms.com

Allakos Inc.

CONDENSED Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating expenses
Research and development	$8,706	$5,333	$22,256	$13,455
General and administrative	3,269	900	7,952	2,353
Total operating expenses	11,975	6,233	30,208	15,808
Loss from operations	(11,975)	(6,233)	(30,208)	(15,808)
Interest income (expense), net	836	(579)	1,352	(716)
Other expense, net	(9)	(74)	(154)	(110)
Loss before benefit from income taxes	(11,148)	(6,886)	(29,010)	(16,634)
Provision for (benefit from) income taxes	—	(966)	—	(966)
Net loss	(11,148)	(5,920)	(29,010)	(15,668)
Unrealized loss on marketable securities, net of tax	(36)	—	(33)	—
Comprehensive loss	$(11,184)	$(5,920)	$(29,043)	$(15,668)
Net loss per common share:
Basic and diluted	$(0.34)	$(3.60)	$(2.34)	$(10.35)
Weighted-average number of common shares outstanding:
Basic and diluted	32,609	1,643	12,406	1,514

allakos inc.

CONDENSED balance sheets

(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$51,635	$85,207
Investments in marketable securities	141,903	—
Prepaid expenses and other current assets	3,647	1,037
Total current assets	197,185	86,244
Property and equipment, net	7,624	445
Other long-term assets	952	340
Total assets	$205,761	$87,029
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$4,333	$1,703
Accrued expenses and other current liabilities	3,742	1,089
Total current liabilities	8,075	2,792
Other long-term liabilities	1,731	36
Total liabilities	9,806	2,828
Convertible preferred stock	—	142,969
Stockholders' equity (deficit):
Common stock	42	3
Additional paid-in capital	285,530	1,803
Accumulated other comprehensive income	(33)	—
Accumulated deficit	(89,584)	(60,574)
Total stockholders’ equity (deficit)	195,955	(58,768)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$205,761	$87,029